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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
INDUSTRI-MATEMATIK INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDUSTRI-MATEMATIK INTERNATIONAL CORP.
901 Market Street
Wilmington, DE 19801

NOTICE OF 2002 ANNUAL MEETING

        Please take notice that the Annual Meeting of the Shareholders of Industri-Matematik International Corp., a Delaware corporation ("Company"), will be held on October 9, 2002, at 10:00 a.m., local time, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York for the following purposes:

          1. To elect seven directors to serve for one-year terms;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending April 30, 2003; and

          3. To transact such other business as may properly come before the meeting.

        Shareholders of record at the close of business on August 14, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors, Marvin S. Robinson, Secretary

September 6, 2002

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

INDUSTRI-MATEMATIK INTERNATIONAL CORP.

901 Market Street
Wilmington, DE 19801

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industri-Matematik International Corp. ("Company") for the Annual Meeting of Shareholders of the Company to be held on October 9, 2002, at 10:00 a.m., local time, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York ("Annual Meeting"). The Company's Annual Report for the fiscal year ended April 30, 2002, a Notice of 2002 Annual Meeting, and a Proxy accompany this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by presenting at the Annual Meeting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Only holders of Common Stock on August 14, 2002, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 31,945,303 shares of Common Stock, all of which are entitled to vote on all matters to be acted upon at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held.

        The date of this Proxy Statement is September 6, 2002 which is the approximate date on which the Company's Annual Report, this Proxy Statement, the Notice of 2002 Annual Meeting, and Proxy are being sent to shareholders.

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

        On July 30, 2002, the Board of Directors accepted the resignation of Stig G. Durlow as a director. The Board of Directors then increased the size of the Board of Directors from six to seven members and elected David L. Anderson and Lin Johnstone to fill the new vacancies. Mr. Anderson and Ms. Johnstone have each served as a director of the Company since that date. At the 2002 Annual Meeting, all seven directors are to be elected to terms expiring at the 2003 Annual Meeting or until their successors are duly elected and qualified.

        The Board of Directors of the Company has nominated each of the current directors, David L. Anderson, Jeffrey A. Harris, William H. Janeway, Lin Johnstone, Terje Laugerud, Martin Leimdorfer, and Geoffrey W. Squire, to be re-elected at the Annual Meeting. The Company does not have a Nominating Committee, and nominations for directors are made by the entire Board of Directors. The proxy holders intend to vote each proxy received by them for the election of the named nominees unless otherwise instructed on the proxy card. The Company is not aware of any circumstances which will cause any nominee to be unable, or to decline, to serve as a director. In the event that a nominee for director becomes unavailable, becomes unable to serve, or declines to serve, it is intended that votes pursuant to the proxies will be cast for such substitute nominee as may be nominated by the Board of Directors.

        If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect each director, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

        The following table sets forth the names and ages of the current directors, each of whom is also a nominee for director, and the year during which each individual began serving as a director of the Company:

	Age	Served as Director of the Company from
David L. Anderson	57	2002
Jeffrey A. Harris	46	1995
William H. Janeway	59	1995
Lin Johnstone	49	2002
Terje Laugerud	50	2001
Martin Leimdorfer	66	1995
Geoffrey W. Squire	55	1996

        Set forth below are biographical summaries of the directors, including descriptions of their principal occupations: [References to IMAB are to Industri-Matematik AB, a Swedish corporation formed in 1967 which is a predecessor to, and now a subsidiary of, the Company.]

        David L. Anderson has served as a director of the Company since July 2002. Mr. Anderson was a partner at Accenture, a management consulting and technology services organization, from May 1991 through July 2002, where he was the Supply Chain Practice Leader. Mr. Anderson is currently retired.

        Jeffrey A. Harris served as a director of IMAB from 1991 until the Company was formed in May 1995 and of the Company since May 1995. Mr. Harris has been a Managing Director of Warburg Pincus, LLC ("Warburg") since 1988, where he has been employed since 1983. Mr. Harris is a director of Knoll, Inc., ECsoft Group plc, Spinnaker Exploration, Inc., and Avaya, Inc. Mr. Harris is a member of the Compensation Committee.

        William H. Janeway served as a director of IMAB from 1991 until the Company was formed in May 1995 and of the Company since May 1995. Mr. Janeway has been a Managing Director of Warburg since 1988, became a Senior Managing Director in 1998, and is head of its High Technology Investment Group. Mr. Janeway is a director of BEA Systems, Inc., Indus International, Inc., and VERITAS Software Corporation.

        Lin Johnstone has served as a director and President and Chief Executive Officer of the Company since July 2002. Prior to joining the Company, Ms. Johnstone has held a number of senior executive positions with United States and United Kingdom corporations. From October 2001 to March 2002, Ms. Johnstone served as interim Chief Executive Officer of Evolve Software Inc., a supplier of service automation software. In February 2001, Ms. Johnstone co-founded Ambia, a United Kingdom based consulting firm, where she was a partner until April 2002. From August 1999 to May 2000, Ms. Johnstone was Vice President of E.piphany UK Limited, a customer relationship management software provider, and Senior Vice President, EMEA of RightPoint, an analytics company that was acquired by E.piphany. From 1988 through 1999, Ms. Johnstone served Aspect Communications in various capacities, including Vice President North America and EMEA, and as Managing Director of Aspect Telecommunications Limited. Ms. Johnstone is a non-executive director of Focus Solutions Group plc, a specialist provider of sales automation solutions for the financial services industry. Ms. Johnstone is a member of the Compensation Committee.

        Terje Laugerud has served as a director of the Company since May 2001. From July 1994 to December 2000, Mr. Laugerud served as Chairman of ECsoft Group plc, an internet and mobile solutions consulting, systems integration, and systems management provider, and prior to that he was General Manager of its Nordic operations. He is currently a non-executive director of ECsoft Group plc. Mr. Laugerud is a member of the Audit Committee.

        Martin Leimdorfer founded IMAB in 1967 and was its President and Chief Executive Officer from 1967 to 1995. Dr. Leimdorfer became a director of IMAB on its formation and became a director of the Company on its formation in May 1995. Dr. Leimdorfer is a member of the Royal Swedish Academy of Engineering Sciences and serves on the boards of the Swedish Trade Council and the Swedish Institute for Industrial and Economics Research. Dr. Leimdorfer is a member of the Audit Committee and the Compensation Committee.

        Geoffrey W. Squire became a director of IMAB in 1994 and became a director of the Company in May 1996. He became Chairman of the Board in August 2000. Mr. Squire is a director and Vice-Chairman of the Board of VERITAS Software Corporation, a storage management software company. He joined OpenVision Technologies, Inc. in 1994 and was its Chief Executive Officer from July 1995 to April 1997, when it merged with VERITAS Software Corporation. Mr. Squire also provides advisory services to Warburg and its affiliates regarding its investments in the software industry. Mr. Squire is a member of the Audit Committee.

        There is no family relationship between any director or executive officer of the Company. During the 2002 fiscal year, the Board of Directors held a total of seven meetings.

COMPENSATION OF DIRECTORS

        Non-employee directors are paid $20,000 per year. In addition, the Company, from time to time, grants stock options to non-employee directors. On August 27, 2002, the Company granted options to purchase 75,000 shares of Common Stock to each of David L. Anderson and Terje Laugerud. Options to purchase 50,000 shares were previously granted to Geoffrey W. Squire. The Company does not pay additional amounts for committee participation. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors and committees thereof.

COMPENSATION COMMITTEE

        The duty of the Compensation Committee of the Board of Directors is to set and administer policies for the Company's compensation programs, which include base and incentive pay plans for executive officers, stock option and employee stock purchase plans, and certain other employee benefit plans. During the last fiscal year, the Compensation Committee consisted of Messrs. Durlow and Harris and Dr. Leimdorfer. The Compensation Committee met on an informal basis at various times during the last fiscal year.

        During the last fiscal year, the Compensation Committee of the Board of Directors was directly responsible for making recommendations relating to Mr. Durlow, the Company's then President and Chief Executive Officer, and the Company's other executive officers, although the Compensation Committee relied upon the recommendations of Mr. Durlow with respect to the executive officers other than himself. The Compensation Committee also is responsible for administering the Company's Stock Option Plans and Restricted Stock Program. Mr. Durlow abstained from any action taken by the Compensation Committee regarding himself, and the Committee relied upon his recommendations as to others.

        Since Mr. Durlow's resignation from the Board of Directors in July 2002, the Compensation Committee has consisted of Mr. Harris and Dr. Leimdorfer. In August 2002, the Board of Directors

appointed Lin Johnstone to serve on the Compensation Committee. It is anticipated that that the Compensation Committee will rely upon Ms. Johnstone's recommendations with respect to the executive officers other than herself.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

        During the last fiscal year, Mr. Durlow, who was then the President and Chief Executive Officer of the Company, was a member of the Compensation Committee. Mr. Durlow took no part in any recommendation made by the Compensation Committee to the Board of Directors concerning himself. During the last fiscal year, Mr. Harris, a former Secretary of the Company, and Dr. Leimdorfer, a former President of the Company, were also members of the Compensation Committee.

AUDIT COMMITTEE

        At the beginning of the last fiscal year, the Audit Committee consisted of Messrs. Harris and Squire and Dr. Leimdorfer. After the meeting of the Audit Committee on May 29, 2001, Mr. Harris resigned and the Board of Directors appointed Mr. Laugerud to the Audit Committee. As set forth in the amended and restated Audit Committee Charter adopted by the Board of Directors on May 25, 2000, the function of the Audit Committee is to communicate among, and review the activities of, the Company's independent auditors and the Company's management as their respective duties relate to the Company's financial accounting and reporting and its internal controls. Among other matters, the Audit Committee reviews before release the internally prepared quarterly and annual audited financial statements with management and the auditors, reviews with the auditors their independence and accountability to the Board of Directors, and recommends to the Board of Directors whether to retain or replace the auditors. The Audit Committee met four times with respect to the 2002 fiscal year. All current members of the Audit Committee are "independent" within the meaning of Rule 4200(a)(14) of The Nasdaq Stock Market, Inc.

Audit Committee Report

        The Audit Committee of the Board of Directors hereby reports to the Board of Directors as follows:

        We have reviewed and discussed each quarterly report and the annual audited financial statements of the Company with the Company's management and independent certified public accountants. We have discussed with the Company's independent certified public accountants the matters required to be discussed by SAS 61. We have received the written disclosures from the independent certified public accountants required by Independence Standards Board Standard No. 1 and have discussed with them their independence.

        We recommend to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2002, for filing with the Securities and Exchange Commission. We also recommend to the Board of Directors that PricewaterhouseCoopers AB be retained as the Company's independent certified public accountants for the fiscal year ending April 30, 2003.

May 29, 2002

Audit Committee
/s/ TERJE LAUGERUD Terje Laugerud
/s/ MARTIN LEIMDORFER Martin Leimdorfer
/s/ GEOFFREY W. SQUIRE Geoffrey W. Squire

Fees Paid to PricewaterhouseCoopers AB

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers AB for the fiscal year ended April 30, 2002:

Audit Fees	$184,329
Financial Information System Design and Implementation	0
Other (consulting and tax preparation)	141,681

Total	$326,010

The Audit Committee considered whether the provisions of the non-audit services listed as "Other" in the table above is compatible with maintaining the independence of PricewaterhouseCoopers AB and concluded that it was so compatible.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains information regarding the ownership of the Common Stock of the Company as of August 14, 2002, by each director of the Company, each of the current executive officers named in the Summary Compensation Table on page 9, and all current directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
David L. Anderson	—		—
Stephen J. D'Angelo	332,890	(2)	1.0
Stig G. Durlow	564,167	(3)	1.8
Jeffrey A. Harris	12,287,502	(4)	38.5
William H. Janeway	12,295,252	(4)	38.5
Lin Johnstone	—		—
Terje Laugerud	—		—
Martin Leimdorfer	3,067,017	(5)	9.6
Geoffrey W. Squire	996,000	(6)	3.1
All executive officers and directors as a group (10 persons)	16,708,159	(7)	52.3

(1)
Beneficial ownership is based on 31,945,303 outstanding shares of Common Stock as of August 14, 2002. In computing the number of shares outstanding, beneficially owned, and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within the next 60 days by exercise of options, conversion, or otherwise are included.

(2)
Includes 275,000 shares subject to options exercisable currently or within the next 60 days.

(3)
Includes 119,167 shares subject to options exercisable currently or within the next 60 days. The balance represents shares purchased pursuant to the Restricted Stock Program (see page 11). On November 15, 2000, Mr. Durlow transferred such shares to Stock Investments, LLC, a Delaware limited liability company, solely owned by him. Mr. Durlow is the beneficial owner of such shares.

(4)
Includes 12,282,752 shares owned of record by Warburg Pincus Investors, LP ("WPI") which are included because of Mr. Janeway's and Mr. Harris's affiliation with WPI (see Note 1 to the chart which follows). Messrs. Janeway and Harris disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein.

(5)
Includes 3,067,017 shares owned of record by SP Contract Ltd. On June 28, 1999, Dr. Leimdorfer transferred these shares to SP Contract Ltd. in exchange for a deferred variable annuity. Because the value of the annuity depends on the value of the shares, Dr. Leimdorfer may be considered to have indirect beneficial ownership of the shares.

(6)
Includes 330,000 shares subject to options exercisable currently or within the next 60 days.

(7)
Includes 605,000 shares subject to options exercisable currently or within the next 60 days.

        Except for Martin Leimdorfer (see Note 5 on page 6), whose mailing address is P.O.B. 71, Waterville, NH 03215, the Company knows of no beneficial owner of more than 5% of its outstanding Common Stock as of August 14, 2002, except as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Warburg Pincus Investors, LP(1) 466 Lexington Avenue, 10th Floor New York, NY 10017	12,282,752	38.4
SP Contract Ltd.(2) P.O Box 146 Trident Chambers Road Town, Tortola, B.V.I.	3,067,017	9.6

(1)
The sole General Partner of Warburg Pincus Investors, LP ("WPI") is Warburg, Pincus & Co. ("WP"), a New York general partnership. Warburg Pincus LLC ("Warburg"), a New York limited liability company, manages WPI. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg and may be deemed to control both WP and Warburg. WP has a 20% interest in the profits of WPI. Each of Mr. Janeway and Mr. Harris, directors of the Company and a Senior Managing Director and a Managing Director, respectively, of Warburg, is a General Partner of WP. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by WPI and WP.

(2)
Based upon a Schedule 13G filed with the Securities and Exchange Commission and other information available to the Company, SP Contract Ltd. is a British Virgin Islands corporation which acquired 3,067,017 shares of Company Common Stock from Dr. Leimdorfer in exchange for a deferred variable annuity. See Note 5 on page 6.

EXECUTIVE OFFICERS

        On July 8, 2002, Stig G. Durlow resigned as President and Chief Executive Officer. Mr. Durlow was replaced in those positions by Lin Johnstone. Mr. Durlow will remain an employee of the Company through July 8, 2004, but has been relieved of his duties.

        On August 19, 2002, Karl Asp resigned as Treasurer and Chief Financial Officer. Mr. Asp was replaced in those positions by Susan Salvesen.

        In addition to Ms. Johnstone and Ms. Salvesen, the Executive Officers of the Company include Stephen J. D'Angelo and Marvin S. Robinson.

        Stephen J. D'Angelo, age 41, became the Company's President-Americas in July 2001. Prior to joining the Company, Mr. D'Angelo served as Executive Vice President of Sales and Business Development of Celarix, Inc., a provider of supply chain connectivity and visibility solutions, from January 2000 to July 2001, and from May 1998 through December 1999, he served as Vice President of Global Sales of Optum, Inc., a provider of supply chain execution software. From 1993 through 1998, Mr. D'Angelo served the Company in various capacities, including Vice President of Americas & Asia Pacific.

        Marvin S. Robinson, age 69, became the Secretary of the Company in October 1997. He has been a practicing attorney for more than the past five years and is a member of Tannenbaum Dubin & Robinson, LLP, which has been general counsel to the Company since its inception. Mr. Robinson also has been a director, Vice President-General Counsel, and Secretary of Garan, Incorporated, an American Stock Exchange listed apparel manufacturer which is not engaged in business with the Company, for more than the past five years.

        Susan Salvesen, age 47, became the Treasurer and Chief Financial Officer of the Company in August 2002. Prior to joining the Company, Ms. Salvesen served as Secretary and Chief Financial Officer of Mockingbird Networks, a provider of voice services solutions, from April to July 2002. From January 1998 to February 2002, Ms. Salvesen served in various capacities, including Chief Financial Officer/Senior VP Finance and Operations, Secretary, and Chief Administrative Officer, of Quintus Corporation, a provider of software solutions for the management of customer relationships. Ms. Salvesen served as Chief Financial Officer/Vice President Finance and Administration of Unify Corporation, a provider of software for the development and deployment of business application solutions, from April 1996 to September 1997.

        It is anticipated that all executive officers will be re-elected after the Annual Meeting.

EXECUTIVE COMPENSATION

        The following table sets forth, for the fiscal years ended April 30, 2002, 2001, and 2000, the compensation paid to or earned by the Company's President and Chief Executive Officer and the Company's other executive officers whose salary and bonus on an annual basis exceeded $100,000 for services rendered to the Company during the fiscal year ended April 30, 2002:

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
		Annual Compensation(1)
Name and Principal Position	Fiscal Year				Restricted Stock Purchases (#)		Securities Underlying Options (#)	All Other Compensation ($)(2)
		Salary ($)		Bonus ($)
Stig G. Durlow(3) President and Chief Executive Officer	2002 2001 2000	250,000 250,000 250,000	(4)	50,000	65,000	(5)	240,000
Stephen J. D'Angelo President—Americas	2002	200,788		500,000			700,000

(1)
Amounts paid in foreign currency have been converted into U.S. dollars with respect to pension contributions at the average exchange rate in effect during each fiscal year.

(2)
Excludes certain Company retirement plan contributions determined in accordance with Swedish law. See "Employment Agreements" on page 11 and "Employee Benefit Plans" on page 12.

(3)
On July 8, 2002, Mr. Durlow resigned as President and Chief Executive Officer of the Company. Pursuant to his employment agreement, Mr. Durlow will remain an employee of the Company through July 8, 2004.

(4)
Does not include $7,344 paid per month as an equivalent to the employee benefits he would have received had he been subject to Swedish taxation.

(5)
Represents shares of Common Stock purchased under the Company's Restricted Stock Program for which Mr. Durlow incurred indebtedness to the Company (see page 12). On November 15, 2000, Mr. Durlow transferred all shares so purchased, subject to indebtedness, to Stock Investments LLC, a Delaware limited liability company solely owned by him. Mr. Durlow is the beneficial owner of such shares. On January 31, 2002, the Company and Stock Investments LLC terminated the purchase of 165,000 shares of Common Stock under the Restricted Stock Program.

STOCK OPTION GRANTS IN FISCAL 2002

        The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to executive officers during fiscal 2002 other than pursuant to the Company's Employee Stock Purchase Plan. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(1)
			Percent of Total Options Granted to Employees (%)
Name	Number of Securities Underlying Options Granted			Exercise Price Per Share ($)	Expiration Date
						Five Percent	Ten Percent
Stephen J. D'Angelo	700,000	(2)	39.9	1.01	06/03/11	444,629	1,126,775
Stig G. Durlow	240,000	(3)	13.7	1.00	05/03/11	150,935	382,498

(1)
Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the rates shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2)
262,500 options are currently exercisable. On the first day of each month commencing October 1, 2002, through August 1, 2004, 12,500 options will become exercisable. Subject to the Company attaining certain revenue and profit goals by April 30, 2003, 50,000 options will become exercisable as follows: (i) 25,000 options on May 1, 2003, (ii) 1,786 on the first day of each month commencing June 1, 2003 through June 1, 2004, and (iii) 1,782 shares on July 1, 2004. 100,000 of the options granted lapsed when certain revenue and profit goals were not met as of April 30, 2002.

(3)
119,167 options are currently exercisable. The remaining options become exercisable as follows: (i) 12,500 options on each of November 1, 2002, February 1, 2003, August 1, 2003, November 1, 2003, and February 1, 2004, (ii) 19,167 options on May 1, 2003, (iii) 6,667 options on each of May 1, 2004, 2005, and 2006, and (iv) 19,165 on May 1, 2007. On July 2, 2002, Mr. Durlow resigned as President and Chief Executive Officer of the Company. Mr. Durlow will remain an employee of the Company through July 8, 2004, but has been relieved of his duties. Upon termination of Mr. Durlow's employment, 32, 499 of such options will cease to vest, and any unexercised options will lapse no later than six months after such termination.

EMPLOYMENT AGREEMENTS

        The Company is party to an employment agreement with Lin Johnstone which provides for a salary of £27,334 (sterling) per month, which equals $42,182 per month based on the exchange rate on August 14, 2002, of $1.5432/£1. The employment agreement is terminable by Ms. Johnstone or the Company upon 30 days' notice.

        It is anticipated that the Company will enter into an employment agreement with Susan Salvesen which will provide for a salary of $35,000 per month. The employment agreement is expected to be terminable by Ms. Salvesen or the Company upon 30 days' notice.

        The Company is party to an employment agreement with Stephen J. D'Angelo which provides for an annual salary of $265,000 and a bonus based upon agreed performance goals set each fiscal year against which Mr. D'Angelo has a recoverable draw each fiscal year of $70,000. The employment agreement terminates on July 31, 2004. Pursuant to the employment agreement, Mr. D'Angelo received a signing bonus of $250,000 and can borrow funds to acquire up to 100,000 shares of the Company's Common Stock. Mr. D'Angelo also received a bonus of $250,000 upon making certain additions to the Company's sales force. The Company may terminate the employment agreement upon notice to Mr. D'Angelo, in which case the Company must pay Mr. D'Angelo's annual salary for a one-year period plus any earned but unpaid salary and bonus. Mr. D'Angelo may terminate the employment agreement upon 30 days' notice, in which case the Company must pay Mr. D'Angelo's annual salary for a six-month period plus any earned but unpaid salary and bonus.

        The Company is party to an employment agreement with Mr. Durlow, amended and restated as of May 1, 1996, and subsequently amended which provides for an annual salary and a bonus set annually based upon the Company's revenues and profitability. The agreement includes change of control provisions. The Company also makes a pension contribution for Mr. Durlow as required by Swedish law (see "Employee Benefit Plans" below). On July 8, 2002, Mr. Durlow resigned his positions with the Company. Pursuant to his employment agreement, Mr. Durlow will remain an employee of the Company through July 8, 2004, but has been relieved of his duties. Mr. Durlow's annual salary of $250,000 (without bonus) will continue to be paid until July 8, 2004, subject to certain potential offsets.

CERTAIN TRANSACTIONS

        In the last fiscal year, the Company and its subsidiaries paid a total of $588,169 in legal fees to the law firm of Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member.

RESTRICTED STOCK PROGRAM

        In May 1995, the Company instituted a restricted stock program ("Restricted Stock Program") pursuant to which shares of the Company's Common Stock may be purchased by certain key employees of the Company who may be taxable pursuant to the laws of Sweden in exchange for non-recourse promissory notes. The shares are issued through a wholly owned subsidiary of the Company, Software Finance Corporation ("SFC"). Principal on the promissory notes is due either nine or ten years after issuance with interest being due and payable annually.

        Under the terms of the Restricted Stock Program, SFC has an option to repurchase the shares issued to each employee so long as SFC pays an annual option price. The exercise price to be paid by SFC upon exercise of a purchase option is fair market value, provided that if the option to purchase is exercised prior to the end of a stated period, the exercise price is the initial purchase price for all and, after the first anniversary of the option agreement, a percentage of the shares decreasing by 20% each subsequent year, until the exercise price is fair market value. The annual option price is substantially equal to the interest due on the non-recourse promissory note.

        SFC has the right and obligation to apply against the payment of any principal due on the promissory note any amounts payable by SFC to the recipient of the shares as the exercise price under the Option Agreement. The Company has the ability to prevent the recipients from selling the purchased securities. The Company has not recognized any compensation expense in respect of the restricted stock in its statements of operations since the purchase price of the restricted stock did not differ from the estimated fair market value of the Common Stock on the date of issuance. The restricted stock shares issued under this program and any dividends paid are subject to a pledge and security interest held by SFC. On January 31, 2002, the Company and some of the participants caused their limited liability companies to terminate the purchase of 432,000 shares of Common Stock purchased pursuant to the Restricted Stock Program.

        As of April 30, 2002, the aggregate value of all shares purchased pursuant to the Restricted Stock Program, including shares purchased by executive officers, was $0 because the amounts paid for such shares was greater than the market price on that date.

EMPLOYEE BENEFIT PLANS

        The Company provides retirement benefits for substantially all of its employees. In the United States, the United Kingdom, and The Netherlands, the Company's subsidiaries sponsor defined contribution plans. The Company's Swedish subsidiary, IMAB, as required by Swedish law, participates in several pension plans (non-contributory for employees), which cover substantially all employees of its Swedish operations. The plans are administered by a national organization, Pensionsregistreringsinstitutet, in which most companies in Sweden participate. The level of benefits and actuarial assumptions are fixed by the national organization. In accordance with Swedish law, IMAB also (i) contributes to a private pension plan providing standard and supplemental benefits in lieu of the plans administered by the national organization for Stig G. Durlow, the Company's former President and Chief Executive Officer, based upon the level of benefits and actuarial assumptions established by Pensionsregistreringsinstitutet and assumed retirement at age 60 and (ii) contributes to supplemental private pension plans for certain key Swedish management employees, including other executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company, except for Mr. Durlow, who did not file until March 1, 2002, a Form 4 reporting a change in form of beneficial ownership reporting the termination of shares purchased pursuant to the Restricted Stock Plan which took place on January 31, 2002, and Mr. D'Angelo who, upon becoming an executive officer of the Company on October 10, 2001, did not file a Form 3 until October 22, 2001, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

        The principal policy of the Compensation Committee relating to compensation of the executive officers is to take into account the particular contribution of individual officers in attaining specific or overall goals and in carrying out their assigned functions and relate their performance to the overall operating results of the Company.

        In particular, Mr. Durlow's performance is considered to be reflected in the performance of the Company as a whole and he receives a fixed base salary plus contingent compensation using a formula generally based upon the Company's achieving specified revenue and/or profit goals in a fiscal year. His compensation formula is established early in each fiscal year and set forth in a supplement to his Amended and Restated Employment Agreement. In fiscal 2002, he earned a base salary of $250,000 and did not receive any contingent compensation.

May 29, 2002

Compensation Committee
/s/ STIG G. DURLOW Stig G. Durlow
/s/ JEFFREY A. HARRIS Jeffrey A. Harris
/s/ MARTIN LEIMDORFER Martin Leimdorfer

COMPANY STOCK PRICE PERFORMANCE

        The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq United States and Foreign Stock Index, and the Nasdaq Computer and Data Processing Stock Index for the period commencing September 26, 1996 (the date of the Company's initial public offering), and ending on April 30, 2002.

        Cumulative total shareholder returns assume that $100 was invested on April 30, 1997, at the closing sales price in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index were prepared by the Center for Research in Security Prices.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(ITEM 2 ON PROXY CARD)

        The Board of Directors selects the Company's independent accountants on an annual basis for each ensuing fiscal year to serve at the discretion of the Board of Directors. On May 29, 2002, the Audit Committee recommended to the Board of Directors that PricewaterhouseCoopers AB, which has audited the financial statements of the Company since 1994, be selected as the Company's independent accountants for its fiscal year 2003. At a meeting on August 27, 2002, the Board of Directors authorized a change in the Company's principal accounting office from Sweden to the United States. Accordingly, the Board of Directors directed that the audit relationship move to PricewaterhouseCoopers LLP, the United States counterpart of PricewaterhouseCoopers AB, and selected it to be the Company's independent accountants for the balance of its fiscal year 2003. The Board of Directors considers PricewaterhouseCoopers LLP to be well qualified. No representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting.

        If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

OTHER BUSINESS

        The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of 2002 Annual Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

        Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices no later than May 9, 2003, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

PROXY SOLICITATION

        In addition to soliciting shareholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors, and others, including professional proxy solicitors, to solicit proxies, personally or by telephone. The cost of soliciting proxies will be borne by the Company.

By Order of the Board of Directors, Marvin S. Robinson, Secretary

SKU# IMK-PS—02

DETACH HERE

PROXY

INDUSTRI-MATEMATIK INTERNATIONAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lin Johnstone and Marvin S. Robinson, or either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Industri-Matematik International Corp. to be held at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York, on Wednesday, October 9, 2002, at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated September 6, 2002, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, EXCEPT FOR BROKER NON-VOTES, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

INDUSTRI-MATEMATIK
INTERNATIONAL CORP.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒	Please mark votes as in this example.

PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1.	Election of Directors.				FOR	AGAINST	ABSTAIN
	Nominees:	(01) David L. Anderson, (02) Jeffrey A. Harris, (03) William H. Janeway, (04) Lin Johnstone, (05) Terje Laugerud, (06) Martin Leimdorfer, and (07) Geoffrey W. Squire	2.	To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending April 30, 2003.	☐	☐	☐
		FOR ALL WITHHELD FROM ALL ☐ ☐
		FOR ALL EXCEPT ☐ __________________________________________ (INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and write the name(s) of the nominee(s) in the space provided above.)	3.	To transact such other business as may properly come before the meeting.

			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

			Please sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature: ___________________________________ Date: ___________ Signature: ___________________________________ Date: ___________

QuickLinks

PROXY STATEMENT
ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION
AUDIT COMMITTEE
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS IN FISCAL 2002
EMPLOYMENT AGREEMENTS
CERTAIN TRANSACTIONS
RESTRICTED STOCK PROGRAM
EMPLOYEE BENEFIT PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPANY STOCK PRICE PERFORMANCE
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (ITEM 2 ON PROXY CARD)
OTHER BUSINESS
SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
PROXY SOLICITATION